Exhibit 99.1
TaskUs Announces Fiscal First Quarter 2025 Results
NEW BRAUNFELS, Texas, May 9, 2025 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the first quarter ended March 31, 2025.
•Total revenues of $277.8 million, 22.1% year-over-year growth. Exceeding the top-end of our guidance by $5.8 million.
•Net income of $21.1 million, net income margin of 7.6%.
•Adjusted Net Income of $35.9 million, Adjusted Net Income margin of 12.9%.
•Diluted EPS of $0.23, Adjusted EPS of $0.38.
•Adjusted EBITDA of $59.3 million, Adjusted EBITDA margin of 21.3%. Exceeding our guidance by 130 basis point, or 9.4%.
•Net cash provided by operating activities of $36.3 million, Free Cash Flow of $21.8 million and 36.8% conversion of Adjusted EBITDA to Free Cash Flow. Adjusted Free Cash Flow of $22.4 million and 37.9% conversion of Adjusted EBITDA to Adjusted Free Cash Flow.
First Quarter 2025 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended March 31,
	2025	2024	% Change
Service revenue	$277,792	$227,470	22.1%
Net income	$21,148	$11,714	80.5%
Net income margin	7.6%	5.1%
Adjusted Net Income	$35,938	$27,272	31.8%
Adjusted Net Income margin	12.9%	12.0%
Diluted EPS	$0.23	$0.13	76.9%
Adjusted EPS	$0.38	$0.30	26.7%
Adjusted EBITDA	$59,272	$50,605	17.1%
Adjusted EBITDA margin	21.3%	22.2%
Net cash provided by operating activities	$36,276	$51,177	(29.1)%
Free Cash Flow	$21,796	$47,605	(54.2)%
Conversion of Adjusted EBITDA to Free Cash Flow	36.8%	94.1%
Adjusted Free Cash Flow	$22,438	$47,605	(52.9)%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow	37.9%	94.1%
•All three service lines delivered double-digit year-over-year revenue growth in Q1.
•With greater than 50% year-over-year growth, AI Services is now TaskUs’ fastest growing service line.
•Trust + Safety year-over-year revenue growth remained above 30% for the fifth consecutive quarter.
•Recognized as a Leader in Everest Group’s Trust and Safety Services PEAK Matrix® Assessment for the third consecutive year.
•Added 2,400 teammates since the fourth quarter, ending the first quarter of 2025 with 61,400 teammates.

Transaction Announcement
In a separate press release issued today, TaskUs announced that it has entered into a definitive agreement to be acquired by an affiliate of Blackstone, TaskUs’ Co-Founder and Chief Executive Officer, Bryce Maddock, and TaskUs’ Co-Founder and President, Jaspar Weir (the “Buyer Group”). In light of the announced transaction, TaskUs will no longer be holding its previously scheduled earnings conference call and webcast and is withdrawing its previously announced full year 2025 outlook. The Company will post an Excel-based financial metrics file on its investor relations website later today.

TaskUs expects to complete this transaction in the second half of 2025, subject to customary closing conditions and approvals, including the receipt of required regulatory approvals and required stockholder approvals (including the approval of the holders of common stock of the Company not owned by the Buyer Group).
About TaskUs
TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fast-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, technology, financial services and healthcare. As of March 31, 2025, TaskUs had a worldwide headcount of approximately 61,400 people across 28 locations in 12 countries, including the United States, the Philippines, and India.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by our stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the termination or expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that competing offers or acquisition proposals for TaskUs will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require us to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on our ability to attract, motivate or retain key executives and associates, our ability to maintain relationships with our customers, vendors, service providers and others with whom we do business, or our operating results and business generally; the potential impact of certain provisions of the merger agreement on our liquidity and ability to fund our operations during the pendency of the proposed transaction; risks related to the proposed transaction diverting management’s attention from our ongoing business operations; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; our inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by our clients or our failure to incorporate artificial intelligence into our operations; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; the dual class structure of our common stock; and the volatility of the market price of our Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as such factors may be updated from time to time in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. TaskUs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes that certain of these measures help investors compare TaskUs’ operating performance with its results in prior periods or assess liquidity. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.
Additional Information and Where to Find it
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Breeze Merger Corporation. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND SCHEDULE 13E-3 (IF AND WHEN THEY BECOME AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov, or from the Company’s Investor Relations webpage at ir.taskus.com.
Participants in the Solicitation
The Company and its directors, executive officers and other members of management and employees, under SEC rules, will be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2025 (available here), under the sections “Executive and Director Compensation”, “Beneficial Ownership of Securities” and “Certain Relationships and Related Person Transactions”. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.
Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.
Investor Contact
Trent Thrash
IR@taskus.com
Media Contact
Ramya Kumaraswamy
mediainquiries@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2025	2024
Service revenue	$277,792	$227,470
Operating expenses:
Cost of services	171,181	135,411
Selling, general and administrative expense	57,424	52,904
Depreciation	10,003	10,789
Amortization of intangible assets	4,976	4,985
Gain on disposal of assets	(30)	(177)
Total operating expenses	243,554	203,912
Operating income	34,238	23,558
Other income, net	(173)	(202)
Financing expenses	4,663	5,538
Income before income taxes	29,748	18,222
Provision for income taxes	8,600	6,508
Net income	$21,148	$11,714
Net income per common share:
Basic	$0.23	$0.13
Diluted	$0.23	$0.13
Weighted-average number of common shares outstanding:
Basic	90,040,348	88,795,211
Diluted	93,655,539	91,849,886

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$196,852	$192,166
Accounts receivable, net of allowance for credit losses of $1,582 and $1,299, respectively	206,011	198,996
Income tax receivable	784	912
Prepaid expenses and other current assets	52,025	43,278
Total current assets	455,672	435,352
Noncurrent assets:
Property and equipment, net	77,175	66,775
Operating lease right-of-use assets	50,854	47,334
Deferred tax assets	8,496	8,431
Intangibles	167,859	172,525
Goodwill	217,670	216,791
Other noncurrent assets	7,738	6,090
Total noncurrent assets	529,792	517,946
Total assets	$985,464	$953,298
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$56,127	$53,403
Accrued payroll and employee-related liabilities	50,936	54,160
Current portion of debt	16,497	14,809
Current portion of operating lease liabilities	17,800	16,087
Current portion of income tax payable	13,902	9,839
Deferred revenue	3,506	3,727
Total current liabilities	158,768	152,025
Noncurrent liabilities:
Income tax payable	9,141	6,496
Long-term debt	236,389	241,357
Operating lease liabilities	35,433	32,946
Accrued payroll and employee-related liabilities	6,963	6,425
Deferred tax liabilities	18,457	17,046
Other noncurrent liabilities	2	84
Total noncurrent liabilities	306,385	304,354
Total liabilities	465,153	456,379
Total shareholders’ equity	520,311	496,919
Total liabilities and shareholders’ equity	$985,464	$953,298

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$21,148	$11,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,003	10,789
Amortization of intangibles	4,976	4,985
Amortization of debt financing fees	149	149
Gain on disposal of assets	(30)	(177)
Provision for (benefit from) credit losses	283	(258)
Unrealized foreign exchange losses on forward contracts	—	1,497
Deferred taxes	74	(1,094)
Stock-based compensation expense	8,749	10,235
Changes in operating assets and liabilities:
Accounts receivable	(6,657)	11,296
Prepaid expenses and other current assets	(5,489)	(331)
Operating lease right-of-use assets	4,668	3,941
Other noncurrent assets	(1,613)	207
Accounts payable and accrued liabilities	1,380	(3,866)
Accrued payroll and employee-related liabilities	(3,695)	805
Operating lease liabilities	(4,020)	(4,374)
Income tax payable	6,659	5,614
Deferred revenue	(228)	47
Other noncurrent liabilities	(81)	(2)
Net cash provided by operating activities	36,276	51,177
Cash flows from investing activities:
Purchase of property and equipment	(14,480)	(3,572)
Net cash used in investing activities	(14,480)	(3,572)
Cash flows from financing activities:
Payments on long-term debt	(3,375)	(1,688)
Proceeds from employee stock plans	218	195
Payments for taxes related to net share settlement	(5,114)	(1,574)
Payments for stock repurchases	(9,684)	(2,597)
Net cash used in financing activities	(17,955)	(5,664)
Increase in cash and cash equivalents	3,841	41,941
Effect of exchange rate changes on cash	845	(2,367)
Cash and cash equivalents at beginning of period	192,166	125,776
Cash and cash equivalents at end of period	$196,852	$165,350

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended March 31,
	2025	2024
Net income	$21,148	$11,714
Provision for income taxes	8,600	6,508
Financing expenses	4,663	5,538
Depreciation	10,003	10,789
Amortization of intangible assets	4,976	4,985
EBITDA	$49,390	$39,534
Operational efficiency costs(1)	303	—
Foreign currency losses(2)	1,310	1,014
Gain on disposal of assets	(30)	(177)
Severance costs(3)	679	487
Litigation costs(4)	—	300
Stock-based compensation expense(5)	9,218	10,564
Interest income(6)	(1,598)	(1,117)
Adjusted EBITDA	$59,272	$50,605
Net Income Margin(7)	7.6%	5.1%
Adjusted EBITDA Margin(7)	21.3%	22.2%
(1) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(2) Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(3) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(4) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(5) Represents stock-based compensation expense, as well as associated payroll tax.
(6) Represents interest earned on short-term savings, time-deposits and money market funds.
(7) Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended March 31,
	2025	2024
Net income	$21,148	$11,714
Amortization of intangible assets	4,976	4,985
Operational efficiency costs(1)	303	—
Foreign currency losses(2)	1,310	1,014
Gain on disposal of assets	(30)	(177)
Severance costs(3)	679	487
Litigation costs(4)	—	300
Stock-based compensation expense(5)	9,218	10,564
Tax impacts of adjustments(6)	(1,666)	(1,615)
Adjusted Net Income	$35,938	$27,272
Net Income Margin(7)	7.6%	5.1%
Adjusted Net Income Margin(7)	12.9%	12.0%
(1) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(2) Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(3) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(4) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(5) Represents stock-based compensation expense, as well as associated payroll tax.
(6) Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense and litigation costs. After these adjustments, we applied a non-GAAP effective tax rate of 25.7% and 27.5% for the three months ended March 31, 2025 and 2024, respectively, to non-GAAP income before income taxes.
(7) Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended March 31,
	2025	2024
GAAP diluted EPS	$0.23	$0.13
Per share adjustments to net income(1)	0.15	0.17
Adjusted EPS	$0.38	$0.30

Weighted-average common shares outstanding – diluted	93,655,539	91,849,886
(1) Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands, except percentages)

	Three months ended March 31,
	2025	2024
Net cash provided by operating activities	$36,276	$51,177
Purchase of property and equipment	(14,480)	(3,572)
Free Cash Flow	$21,796	$47,605
Payment for litigation costs	642	—
Adjusted Free Cash Flow	$22,438	$47,605
Conversion of Adjusted EBITDA to Free Cash Flow(1)	36.8%	94.1%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow(1)	37.9%	94.1%
(1) Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.
Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Adjusted Free Cash Flow is a non-GAAP liquidity measure that represents Free Cash Flow before the payment of certain litigation costs, that are considered non-recurring and outside of the ordinary course of business, which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of these supplementary adjustments to Free Cash Flow are appropriate to provide additional information to investors about these unusual items that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.